                                                            [LOGO OF BLACKROCK]

Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..   U.S. Registered Funds (Name of Fund, Aladdin Ticker):
    BlackRock Pennsylvania Municipal Bond Fund of BLK Multi-State Municipal (BR-PAMUNI)
    BlackRock MuniYield Pennsylvania Quality Fund, Inc. (MPA)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of Offering Commencement:  11-01-2017

Security Type:                  BND/MUNI

Issuer                          School District of the City of Scranton,
                                Lackawanna County, PA

Selling Underwriter             RBC Capital Markets

Affiliated Underwriter(s)       [X] PNC Capital Markets LLC
                                [_] Other:
List of Underwriter(s)          RBC Capital Markets, PNC Capital Markets LLC,
                                Boenning & Scattergood Inc.

TRANSACTION DETAILS

Date of Purchase                11-01-2017

Purchase Price/Share                       Total Commission, Spread or
(PER SHARE / % OF PAR)                $100 Profit                        0.700%

1.  Aggregate Principal Amount Purchased (a+b)                      $ 1,025,000

    a.  US Registered Funds
        (Appendix attached with individual Fund/Client purchase)    $ 1,025,000

    b.  Other BlackRock Clients                                              NA

2.  Aggregate Principal Amount of Offering                          $58,435,000

FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                                   0.0175

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[_] U.S. Registered Public Offering... [Issuer must have 3 years of continuous operations]
[_] Eligible Rule 144A Offering....... [Issuer must have 3 years of continuous operations]
[X] Eligible Municipal Securities
[_] Eligible Foreign Offering......... [Issuer must have 3 years of continuous operations]
[_] Government Securities Offering.... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

Completed by:             Alisha Khan                       Date:   11-13-2017
                          ----------------------------------       ------------
                          Global Syndicate Team Member

Approved by:              Steven DeLaura                    Date:   11-13-2017
                          --------------------------------         ------------
                          Global Syndicate Team Member

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

DEFINITIONS

TERM                                    DEFINITION
Fund Ratio                              Number appearing at the bottom of page
                                        1 of 2 of the Rule 10f-3 Report form.
                                        It is the sum of the Funds'
                                        participation in the offering by the
                                        Funds and other accounts managed by
                                        BlackRock divided by the total amount
                                        of the offering.

Eligible Foreign Offering               The securities are sold in a public
                                        offering conducted under the laws of a
                                        country other than the United States
                                        and

                                        (a) the offering is subject to
                                            regulation in such country by a
                                            "foreign financial regulatory
                                            authority," as defined in
                                            Section 2(a)(50) of the Investment
                                            Company Act of 1940;

                                        (b) the securities were offered at a
                                            fixed price to all purchasers in
                                            the offering (except for any
                                            rights to purchase securities that
                                            are required by law to be granted
                                            to existing security holders of
                                            the issuer);

                                        (c) financial statements, prepared and
                                            audited as required or permitted
                                            by the appropriate foreign
                                            financial regulatory authority in
                                            such country, for the two years
                                            prior to the offering, were made
                                            available to the public and
                                            prospective purchasers in
                                            connection with the offering; and

                                        (d) if the issuer is a "domestic
                                            issuer," i.e., other than a
                                            foreign government, a national of
                                            any foreign country, or a
                                            corporation or other organization
                                            incorporated or organized under
                                            the laws of any foreign country,
                                            it (1) has a class of securities
                                            registered pursuant to section
                                            12(b) or 12(g) of the Securities
                                            Exchange Act of 1934 or is
                                            required to file reports pursuant
                                            to section 15(d) of that act, and
                                            (2) has filed all the material
                                            required to be filed pursuant to
                                            section 13(a) or 15(d) of that act
                                            for a period of at least 12 months
                                            immediately preceding the sale of
                                            securities (or for such shorter
                                            period that the issuer was
                                            required to file such material)

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TERM                                    DEFINITION
Eligible Municipal Securities           The securities:

                                        (a) are direct obligations of, or
                                            obligations guaranteed as to
                                            principal or interest by, a State
                                            or any political subdivision
                                            thereof, or any agency or
                                            instrumentality of a State or any
                                            political subdivision thereof, or
                                            any municipal corporate
                                            instrumentality of one or more
                                            States, or any security which is
                                            an industrial development bond (as
                                            defined in section 103(c)(2) of
                                            Title 26) the interest on which is
                                            excludable from gross income under
                                            certain provisions of the Internal
                                            Revenue Code;

                                        (b) are sufficiently liquid that they
                                            can be sold at or near their
                                            carrying value within a reasonably
                                            short period of time; and

                                        (c) either

                                             (1) are subject to no greater
                                                 than moderate credit risk; or

                                             (2) if the issuer of the
                                                 municipal securities, or the
                                                 entity supplying the revenues
                                                 or other payments from which
                                                 the issue is to be paid, has
                                                 been in continuous operation
                                                 for less than three years,
                                                 including the operation of
                                                 any predecessors, the
                                                 securities are subject to a
                                                 minimal or low amount of
                                                 credit risk.

                                        Also, purchases of municipal
                                        securities may not be designated as
                                        group sales or otherwise allocated to
                                        the account of any prohibited seller
                                        (i.e., an affiliated underwriter).

Eligible Rule 144A Offering             The securities are sold in an offering
                                        where

                                        (a) the securities are offered or sold
                                            in transactions exempt from
                                            registration under Section 4(2) of
                                            the Securities Act of 1933,
                                            Rule 144A thereunder, or
                                            Rules 501-508 thereunder;

                                        (b) the securities were sold to
                                            persons that the seller and any
                                            person acting on behalf of the
                                            seller reasonably believe to
                                            include qualified institutional
                                            buyers, as defined in Rule 144A
                                            ("QIBs"); and

                                        (c) the seller and any person acting
                                            on behalf of the seller reasonably
                                            believe that the securities are
                                            eligible for resale to other QIBs
                                            pursuant to Rule 144A.


Government Securities Offering          The security is issued or guaranteed
                                        as to principal or interest by the
                                        United States, or by a person
                                        controlled or supervised by and acting
                                        as an instrumentality of the
                                        Government of the United States
                                        pursuant to authority granted by the
                                        Congress of the United States; or any
                                        certificate of deposit for any of the
                                        foregoing.

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TERM                                     DEFINITION
U.S. Registered Public Offering.         The securities offered are registered
                                         under the Securities Act of 1933 that
                                         are being offered to the public.